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                                                                    EXHIBIT 21.1





                           SUBSIDIARIES OF THE COMPANY


           SUBSIDIARY                                   STATE OF INCORPORATION
           ----------                                   ----------------------

  Forcenergy International Inc.                                Delaware

  Forcenergy Phenix Marin Corp.                          British Virgin Islands

  Forcenergy Gryphon B.V.                                     Netherlands

  Forcenergy Resources Inc.                                      Texas

  Forcenergy Onshore Inc.                                      Delaware

  Forcenergy GOM Inc.                                          Delaware

  Forcenergy Ltd.                                           Cayman Islands

  Forcenergy Drilling Inc.                                     Delaware

  Edisto Energy Inc.                                             Texas

  Edisto Canada, Inc.                                           Canada

  Mint Holding Company                                           Texas

  Forcenergy Australia Pty. Ltd.                               Australia

  Forcenergy Gabon Ltd.                                         Liberia

  Forcenergy Invest AB                                          Sweden

  FAB Holding Co., L.L.C.                                      Delaware